Palayan Resources, Inc. 10-K

Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

and Rule 13a-14(b) or Rule 15d-14(b)

My name is James E Jenkins and I am the and Secretary and Treasurer of Palayan Resources Inc. (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes–Oxley Act of 2002 that to the best of my knowledge and belief:

(1)	the Annual Report on Form 10-K for the year ended March 31, 2020, filed with the U.S. Securities and Exchange Commission (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Palayan Resources, Inc. as of, and for, the periods presented in the Report.

/s/James E Jenkins

James E Jenkins

Secretary and Treasurer

Palayan Resources Inc.

Date: August 5, 2020

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